FOR IMMEDIATE RELEASE

ZOO ENTERTAINMENT REPORTS RESULTS FOR SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2010

37% Year-over-Year Increase in Second Quarter Revenues

Cincinnati, OH – August 4, 2010 - Zoo Entertainment, Inc. (NASDAQ CM: ZOOG), a leading developer and marketer of interactive entertainment software, today reported financial results for the second quarter and six months ended June 30, 2010.

Financial Highlights - Second Quarter 2010 Versus Second Quarter 2009
•	Revenue increased 37% to $10.5 million from $7.7 million
•	Gross margin increased to 24% from (1)%
•	EBITDA of $106,000 compared to ($2.9 million)
•	Adjusted EBITDA, excluding non-cash stock-based compensation, was $223,000 compared with EBITDA of ($2.7 million)
•	Loss from operations improved to ($385,000) from ($3.3 million)
•	GAAP EPS loss of ($0.11) and Adjusted EPS loss of ($0.07)*

Recent Operating Highlights
•	Raised gross proceeds of $9.6 million in July 2010 in underwritten equity offering; listed stock on The NASDAQ Capital Market
•	Expanded direct distribution relationships with mass retailers Wal-Mart and Best Buy, and television direct response networks QVC and Home Shopping Network
•	Increased licensing partnerships with addition of Einstein brand
•	Launched new digital initiative, indiePubGames.com

CEO Commentary
“I am pleased to report that Zoo increased revenues by 37% to $10.5 million and generated positive EBITDA during the industry’s seasonally slowest quarter,” said Mark Seremet, Chief Executive Officer of Zoo Entertainment.

“We believe that we have an advantage as a rising player in the industry.  Leveraging our management team’s considerable expertise in this space, we analyzed growth trends in the business and developed a low risk, high leverage model. Zoo’s scalable business model is based on delivering a diverse, steady stream of products to market rather than relying on blockbuster hits. We believe that we have a powerful platform that scales to meet the growing demand for value-seeking customers and are poised to lead the rapidly growing casual game sector.”

“Our strong second quarter reflects the progress we are making on executing our retail strategy.” Mr. Seremet added. “We continue to expand our direct to retail partnerships and we added mass market retailers Wal-Mart and Best Buy, and television direct response networks QVC and Home Shopping Network. All of these new channels are beginning to drive higher sales and profits.”

“In May, we launched indiePub Games, our innovative digital initiative. indiePubGames.com is an on-line community that enables Zoo to partner with independent developers to jointly bring innovative content to market.  Zoo has already signed five new games for publication, including the award-winning Auditorium, which is slated for a fourth quarter release.”

“We also achieved two noteworthy milestones subsequent to the end of the second quarter. First, we raised $9.6 million of gross proceeds in our July equity offering, significantly improving our financial flexibility.  And second, we listed our common stock on The NASDAQ Capital Market. The net proceeds of the offering provide Zoo with the working capital necessary to fund its growth initiatives.”

Mr. Seremet concluded, “In line with our industry, the bulk of our sales occur in the third and fourth quarters. We are excited about the many opportunities we see ahead and believe we are poised to capitalize on the growing demand for casual games – delivered at retail or digitally. We look forward to continued growth in the balance of 2010 and beyond.”

Second Quarter 2010 Results
Revenues in the second quarter ended June 30, 2010 increased 37% to $10.5 million, compared with $7.7 million in the second quarter of 2009.  In the second quarter of 2010, Zoo’s top ten titles accounted for approximately 53.0% of total revenues, reflecting Zoo’s portfolio approach. Sales were led by two Wii platform games, Chicken Blaster with our gun peripheral and Bigfoot Collision, which accounted for approximately 16.0% and 6.8% of sales, respectively.

Gross margins expanded to 24.0% of revenue in the second quarter of 2010 compared with (1)% in the second quarter of 2009, reflecting a stronger contribution of higher margin games, and more cost effective product development.

General and administrative expenses were $1.2 million, or 11.4% of revenue compared with 24.3% of revenue in the comparable period in 2009. These expenses included a non-cash stock-based compensation charge of $117,000 and $222,000 in 2010 and 2009, respectively. Excluding the non-cash charge, general and administrative expense decreased to 10.2% of revenue in the second quarter of 2010 from 21.4% in the second quarter of 2009, reflecting the Company’s cost reduction efforts. Selling and marketing expense was $1.2 million, or 11.6% of revenue compared with 8.6% of revenue in the comparable period in 2009. Total operating expenses were $2.9 million, or 27.7% of revenue compared with $3.3 million, or 42.4% of revenue in the comparable period in 2009.

Income (loss) from operations improved to ($385,000) from ($3.3 million) in the comparable period in 2009, reflecting improved operating leverage.

EBITDA for the second quarter of 2010 increased $3.0 million to $106,000 from negative EBITDA of ($2.9 million) in the comparable period in 2009, reflecting strong revenue growth and operating leverage. Adjusted EBITDA excluding non-cash stock-based compensation increased $2.9 million to $223,000 compared with negative EBITDA of ($2.7 million) during the second quarter of 2009.

In the second quarter of 2010, which is the industry’s seasonally weakest quarter, Zoo’s net loss was ($476,000), or ($0.11) per basic share and ($0.07) per diluted share. This compares with net income of $2,000, or $0.03 per basic and diluted share, in the second quarter of 2009 which included a $4.3 million one-time gain on a legal settlement.  Excluding the one-time gain, the second quarter 2009 net loss would have been ($4.3 million). Second quarter 2010 fully diluted adjusted EPS loss was ($0.07), assuming 6.9 million weighted average shares outstanding during the quarter.

Weighted average shares outstanding were 4.4 million.  If all outstanding options and warrants were exercised, the fully diluted weighted average shares outstanding would be 6.9 million.

Six Months Results ended June 30, 2010
Net revenues for the six months ended June 30, 2010 increased 28% to $27.6 million compared with $21.6 million for the six months ended June 30, 2009. In the first six months of 2010, Zoo’s top ten titles accounted for approximately 41.5% of total revenues, reflecting Zoo’s portfolio approach. Sales were led by two Wii platform games, Deal or No Deal, and Chicken Blaster with our gun peripheral, which accounted for approximately 7.5% and 7.1% of sales, respectively.

Gross margins doubled to 22.2% of revenue in the first six months of 2010, compared with 10.8% in the comparable period in 2009, reflecting a stronger contribution of higher margin games, and more cost effective product development.

General and administrative expenses were $2.8 million, or 10.1% of revenue compared with 15.1% of revenue in 2009. These expenses included a non-cash stock-based compensation charge of $362,000 and $244,000 in 2010 and 2009, respectively. Excluding the non-cash charge, general and administrative expense decreased to 8.8% of revenue in the first half of 2010 from 14.0% in the first half of 2009, reflecting the Company’s cost reduction efforts. Selling and marketing expense was $2.1 million, or 7.4% of revenue compared with 7.1% of revenue in the second quarter of 2009. Total operating expenses were $5.8 million, or 21.2% of revenue compared with $6.0 million, or 28.0% of revenue in the comparable period in 2009.

Income from operations increased to $291,000 compared with a loss from operations of ($3.7 million) in the comparable period in 2009, reflecting improved operating leverage.

EBITDA for the six months ended June 30, 2010 increased $4.1 million to $1.3 million from negative EBITDA of ($2.8 million) in the comparable period in 2009, reflecting strong revenue growth and operating leverage. Adjusted EBITDA excluding non-cash stock-based compensation increased $4.2 million to $1.6 million compared with negative ($2.6 million) during the comparable 2009 period.

For the six-month period ended June 30, 2010, Zoo’s net loss was ($186,000), or ($0.07) per basic and diluted share, based on weighted average shares outstanding of 2.76 million. This compares with net loss of $1.4 million, or ($23.61) per basic and diluted share, in the comparable period in 2009, which included a $4.3 million one-time gain on a legal settlement.  Excluding the one-time gain, the 2009 six months net loss would have been ($5.7 million).

Outlook
Zoo expects the bulk of its 2010 sales to occur during its peak selling season in the second half of the year.  Zoo targets releasing approximately 30 new SKUs  in the second half of 2010 including a growing number of titles based on popular consumer brands, such as Minute to Win It, Shawn Johnson Gymnastics Challenge, Deal or No Deal 2011 Anniversary Edition, Matthews Bow Hunting, Kevin Van Dam Fishing and Hello Kitty Seasons.

Following its July equity offering, Zoo has 6,230,741 shares of common stock outstanding.  If all options and warrants outstanding are exercised, fully diluted shares outstanding would be 8,535,682.

Second Quarter Earnings Conference Call
Zoo will host a conference call with a live webcast today, Wednesday, August 4, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time, to discuss second quarter results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 800.891.5765 from the United States, or 702.495.1157 from outside the United States. Those interested in listening to the conference call live via the Internet may do so by visiting www.investorcalendar.com or Zoo’s website at www.zoogamesinc.com.

A telephone replay will be available on the Company’s website through August 18, 2010 by dialing 800.642.1687 from the United States, or 706.645.9291 from outside the United States, and entering conference ID 90780197. A webcast replay will be available for 90 days.

Non-GAAP Financial Measures
In compliance with Regulation G, promulgated pursuant to the Sarbanes Oxley Act, Zoo Entertainment, Inc. has attached to this press release and will post to its investor relations web-site (www.zoogamesinc.com) any reconciliation of differences between GAAP and non-GAAP financial information that may be required in connection with issuing its second quarter financial results.

As is common in the industry, the Company uses EBITDA and Adjusted EBITDA as measures of performance to demonstrate earnings exclusive of interest and non-cash events. The Company in its management of its business affairs and analysis of its monthly, quarterly and annual performance makes decisions based on cash flows. The Company, in managing its current and future affairs, cannot affect the amortization of intangible assets to any material degree, and therefore uses EBITDA and Adjusted EBITDA as its primary management guide.  Investors are cautioned that EBITDA and Adjusted EBITDA are not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles in the United States (GAAP). The Adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income, net loss or cash flows as determined under GAAP.  Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Reconciliation of Adjusted EBITDA” following the Consolidated Balance Sheets included in this press release.

*The adjusted EPS is based on fully diluted shares. See EPS reconciliation table attached

About Zoo Entertainment
Zoo Entertainment is a developer, publisher and distributor of interactive entertainment software targeted to family-oriented mass-market consumers. With a strong network of leading national mass market retailers, its casual and value-focused titles span categories including sports, family, racing, game-show, strategy and action-adventure, among others.

Zoo’s software is developed for all major consoles, handheld gaming devices, PCs, and mobile and smart-phone devices as well as the emerging ‘connected services.’ Rather than depending on a relatively limited number of “blockbuster” titles, Zoo publishes a broad stream of titles at compelling values. Zoo has a library of approximately 100 games, and targets publishing approximately 50 new games in 2010.

Zoo also operates indiePub Games – www.indiepubgames.com – its website for independent game developers to collaborate with the gaming community and compete for prizes and publishing contracts. indiePub Games also serves as a destination site for gaming enthusiasts to play free games and to take an active role in helping independent developers create innovative entertainment software.

For more information, please visit www.zoogamesinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.'s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Zoo Entertainment is engaged; demand for the products and services that Zoo Entertainment provides, as well as other relevant risks detailed in Zoo Entertainment, Inc.'s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Zoo Entertainment, Inc. assumes no obligation to update the information contained in this press release.

Contact:
Tricia Ross
Financial Profiles, Inc.
Tel: 916-939-7285
tross@finprofiles.com

Moira Conlon
Financial Profiles, Inc.
Tel: 310-478-2700 x11
mconlon@finprofiles.com

Zoo Entertainment, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands except share and per share amounts)

	June 30, 2010 (unaudited)	December 31, 2009
ASSETS		
Current Assets		
Cash	$ 794	$ 2,664
Accounts receivable and due from factor, net of allowances for returns and discounts of $793 and $835	4,173	4,022
Inventory	2,870	2,103
Prepaid expenses and other current assets	1,836	2,409
Product development costs, net	7,096	4,399
Deferred tax assets	535	578
Total Current Assets	17,304	16,175
Prepaid offering costs	800	-
Fixed assets, net	241	141
Intangible assets, net	14,780	15,733
Total Assets	$ 33,125	$ 32,049
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable	$ 4,897	$ 3,330
Financing arrangements	3,054	1,659
Customer advances	965	3,086
Accrued expenses and other current liabilities	4,592	2,333
Notes payable, current portion	120	120
Total Current Liabilities	13,628	10,528
Notes payable, non-current portion	180	180
Deferred tax liabilities	3,007	3,461
Other long-term liabilities	620	2,770
Total Liabilities	17,435	16,939
Commitments and Contingencies		
Stockholders' Equity		
Preferred Stock, par value $0.001, 5,000,000 authorized		
Series A, 0 issued and outstanding at June 30, 2010, 1,389,684 issued and outstanding at December 31, 2009	-	1
Series B, 0 issued and outstanding at June 30, 2010 1,188,439 issued and outstanding at December 31, 2009	-	1
Common Stock, par value $0.001, 3,500,000,000 authorized, 4,643,744 issued and 4,630,741 outstanding at June 30, 2010 and 250,000,000 authorized, 65,711 issued and 52,708 outstanding at December 31, 2009	5	-
Additional paid-in-capital	65,477	64,714
Accumulated deficit	(45,323)	(45,137)
Treasury Stock, at cost, 13,003 at June 30, 2010 and December 31, 2009	(4,469)	(4,469)
Total Stockholders' Equity	15,690	15,110
Total Liabilities and Stockholders' Equity	$ 33,125	$ 32,049

Zoo Entertainment, Inc. and Subsidiaries
Unaudited Reconciliation of Adjusted EBITDA (Non-GAAP) to Income (Loss) From Operations (GAAP)
For the Three Months and Six Months Ended June 30, 2010 and 2009
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Income (loss) from operations	$(385)	$(3,326)	$291	$(3,696)
Depreciation and amortization	491	435	991	869
EBITDA	106	(2,891)	1,282	(2,827)

Stock-based compensation	117	222	362	244
Adjusted EBITDA excluding stock-based compensation	$223	$(2,669)	$1,644	$(2,583)

Zoo Entertainment, Inc. and Subsidiaries
Unaudited Reconciliation of GAAP EPS Loss to Adjusted EPS Loss (Non-GAAP)
For the Three Months Ended June 30, 2010
(in thousands except share and per share amounts)

Three
Months Ended
June 30, 2010

Net loss	$(476)

Weighted average common shares outsanding	4,431,346

Loss per common share	$(0.11)

Diluted weighted average common shares outstanding *	6,901,668

Adjusted loss per common share	$(0.07)

* reflects all outstanding options and warrants, if exercised and includes unvested restricted stock